UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 10, 2008
INSULET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33462 (Commission File Number)	04-3523891 (IRS Employer Identification No.)
9 Oak Park Drive
Bedford, Massachusetts 01730
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (781) 457-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
     On June 10, 2008, the registrant issued a press release announcing it had commenced a private placement offering of $65 million in aggregate principal amount of convertible senior notes due 2013 (the “notes”) and its expectation to grant initial purchasers an option to purchase up to an addition $10 million in aggregate principal amount of notes solely to cover over-allotments, if any. A copy of the press release is filed as Exhibit 99.1 hereto.
     On June 10, 2008, the registrant issued a press release announcing it had priced the private placement offering of $75 million in aggregate principal amount of the notes and had granted initial purchasers an option to purchase up to an addition $10 million in aggregate principal amount of notes solely to cover over-allotments, if any. A copy of the press release is filed as Exhibit 99.2 hereto.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Insulet Corporation dated June 10, 2008.
99.2	Press Release of Insulet Corporation dated June 10, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSULET CORPORATION
June 16, 2008	By:	/s/ Lars Boesgaard
Lars Boesgaard
Vice President of Finance